As filed with the Securities and Exchange Commission on November 4, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAKELAND BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	22-2953275
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

250 Oak Ridge Road Oak Ridge, New Jersey 07438 (973) 697-2000	Thomas J. Shara President and Chief Executive Officer Lakeland Bancorp, Inc. 250 Oak Ridge Road Oak Ridge, New Jersey 07438 (973) 697-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Peter H. Ehrenberg, Esq.

Laura R. Kuntz, Esq.

Lowenstein Sandler LLP

65 Livingston Avenue

Roseland, New Jersey 07068

Tel: (973) 597-2500    Fax: (973) 597-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☒

Non-accelerated filer:	☐ (Do not check if smaller reporting company)	Smaller reporting company:	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1) (2) (3)	Proposed Maximum Offering Price Per Unit(1) (2)	Proposed Maximum Aggregate Offering Price (1) (2) (3)	Amount of Registration Fee(2)
Common Stock, no par value per share
Preferred Stock, no par value per share
Warrants
Debt Securities
Depositary Shares
Units (4)
TOTAL:	$150,000,000(5)		$150,000,000	$8,693(5)

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3.
(2)	The registrant is hereby registering an indeterminate amount of each identified class of securities up to a proposed maximum aggregate offering price of $150,000,000, which may be offered from time to time in unspecified amounts at unspecified prices. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The securities registered hereunder include securities that may be purchased by underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.
(4)	Consisting of some or all of the securities listed above, in any combination, including commons stock, preferred stock and warrants.
(5)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to the registration statement include $75,000,000 of unsold securities previously registered on the registrant’s registration statement on Form S-3 filed on April 14, 2015 and declared effective on April 22, 2015 (File No. 333-203408) (the “Prior Registration Statement”). The Prior Registration Statement registered securities for a proposed maximum aggregate offering price of $150,000,000, of which $75,000,000 remain unsold. In connection with the filing of the Prior Registration Statement, the registrant paid a registration fee of $17,430, of which $8,715 related to such unsold securities. In accordance with Question 212.24 of the Securities and Exchange Commission, Division of Corporation Finance’s Compliance and Disclosure Interpretations regarding Securities Act Rules, the registrant is not required to pay any additional fee with respect to the $75,000,000 of unsold securities being included in this registration in reliance on Rule 415(a)(6), because such unsold securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Accordingly, the Amount of Registration Fee above reflects only the registration fee attributable to the $75,000,000 of new securities registered on this registration statement. Pursuant to Rule 415(a)(6) of the Securities Act, the $8,715 registration fee previously paid by the registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell any of the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities described herein and we are not soliciting offers to buy the securities described herein in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 4, 2016

PROSPECTUS

LAKELAND BANCORP, INC.

$150,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Depositary Shares

Units

Lakeland Bancorp, Inc. may offer, issue and sell from time to time, together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) depositary shares and (vi) units, up to a maximum aggregate offering price of $150,000,000. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock and warrants may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The preferred stock may be represented by depositary shares. The units may consist of any combination of the securities listed above.

We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference in this prospectus, carefully before you make your investment decision.

Our common stock is quoted on the NASDAQ Global Select Market System under the symbol “LBAI.” On November 3, 2016, the last reported sale price of our common stock on the NASDAQ Global Select Market System was $14.15 per share. You are urged to obtain current market quotations of the common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully review the information contained in this prospectus under the heading “Risk Factors” beginning on page 3 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OBLIGATIONS OF ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

The date of this prospectus is [            ], 2016.

We have not authorized any person to give any information or make any statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date. You should not assume that the information in this prospectus is accurate as of any date after its date.

-i-

PROSPECTUS SUMMARY

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read and are available to the public over the Internet at the SEC’s website at http://www.sec.gov as described under the heading “Where You Can Find More Information.”

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering by us. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms “we,” “our,” “us,” “Lakeland” or the “Company” as used in this prospectus refer to Lakeland Bancorp, Inc. and its subsidiaries, including Lakeland Bank, which we sometimes refer to as the “Bank,” except that such terms refer to only Lakeland Bancorp, Inc. and not its subsidiaries in the sections entitled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Debt Securities,” “Description of Depositary Shares,” and “Description of Units.”

Company Overview

We are a registered bank holding company under the federal Bank Holding Company Act of 1956, as amended, and we are subject to examination by the Federal Reserve Board. We were organized in March 1989 and commenced operations on May 19, 1989 upon the consummation of the acquisition of all of the outstanding stock of Lakeland Bank, formerly Lakeland State Bank.

As of June 30, 2016, we had consolidated total assets of $4.47 billion, total loans and leases of $3.45 billion, deposits of $3.54 billion and stockholders’ equity of $454.9 million.

The Company acquired Harmony Bank on July 1, 2016. Harmony had total assets of approximately $314 million at the opening of business on the closing date, resulting in the Bank having approximately $4.8 billion in total assets as a result of the acquisition. The Bank currently operates 53 New Jersey branch offices in Bergen, Essex, Morris, Ocean, Passaic, Somerset, Sussex and Union counties; five New Jersey regional commercial lending centers in Bernardsville, Jackson, Montville, Teaneck and Waldwick; and two commercial loan production offices serving Middlesex and Monmouth counties in New Jersey and the Hudson Valley region of New York. The Bank offers an extensive array of consumer and commercial products and services, including online and mobile banking, localized commercial lending teams, and 24-hour or less turnaround time on consumer loan applications.

We are subject to examination by the Federal Reserve Board. The Bank is a state chartered banking association subject to supervision and examination by the Department of Banking and Insurance of the State of New Jersey (the “Department”) and the Federal Deposit Insurance Corporation (the “FDIC”). Regulations of the Department and the FDIC govern most aspects of the Bank’s business, including reserves against deposits, loans, investments, mergers and acquisitions, borrowings, dividends and location of branch offices.

Corporate Information

Our principal executive offices are located at 250 Oak Ridge Road, Oak Ridge, New Jersey 07438 and our telephone number is (973) 697-2000. Our Internet address is http://www.lakelandbank.com.

Please note that our website is provided as an inactive textual reference and the information on our website is not incorporated by reference in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus or discussed in documents incorporated by reference in this prospectus.

Forward-looking statements are subject to known and unknown risks and uncertainties, which change over time, and are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our actual results may differ materially from those expressed or anticipated in the forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this prospectus or in other filings.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. We undertake no obligation to revise or update the forward-looking statements contained in this prospectus at any time.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect us will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratios of earnings to combined fixed charges and preferred stock dividends for the years ended December 31, 2015, 2014, 2013, 2012 and 2011 and the six months ended June 30, 2016.

Ratios of Earnings to Fixed Charges

	Six months ended June 30,	Year ended December 31,
	2016	2015	2014	2013	2012	2011
Excluding interest on deposits	8.63	9.09	10.72	9.50	4.70	3.19
Including interest on deposits	4.35	5.13	5.71	4.57	2.86	2.15

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include acquisitions, capital expenditures, investments, and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DESCRIPTIONS OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities, depositary shares and units that we may offer and sell from time to time. We may issue the debt securities as exchangeable and/or convertible debt securities exchangeable for or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our restated certificate of incorporation, as amended, our by-laws and by applicable New Jersey law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK

General

Our restated certification of incorporation, as amended, provides that we may issue up to 70,000,000 shares of common stock, no par value. As of June 30, 2016, there were 41,240,826 shares of our common stock outstanding. In connection with the completion of the Harmony acquisition on July 1, 2016, the Company issued 3,201,109 shares of common stock to Harmony shareholders. All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is listed on the NASDAQ Global Select Market under the symbol “LBAI.”

Dividend Rights

Holders of our common stock are entitled to dividends if, as and when determined by our board of directors in its sole discretion out of funds lawfully available for the payment of dividends, and subject to and qualified by the relative rights and preferences of any shares of preferred stock that we may issue in the future, as described below. The only statutory limitation is that such dividends may not be paid when Lakeland Bancorp is insolvent. Funds for the payment of dividends by Lakeland Bancorp come primarily from the earnings of Lakeland Bank. Thus, as a practical matter, any restrictions on the ability of Lakeland Bank to pay dividends will act as restrictions on the amount of funds available for payment of dividends by Lakeland Bancorp.

As a state bank, Lakeland Bank is subject to limitations on the amount of dividends it may pay to Lakeland Bancorp, Lakeland Bank’s only shareholder. Lakeland Bancorp is also subject to certain Federal Reserve Board policies that may, in certain circumstances, limit its ability to pay dividends. These policies require, among other things, that a bank holding company maintain a minimum capital base. The Federal Reserve Board may prohibit any dividend payment that would reduce a holding company’s capital below these minimum amounts.

Voting Rights

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of our shareholders, except as otherwise required by law. The quorum for shareholders’ meetings is a majority of the outstanding shares. Generally, actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of our common stock at a meeting at which a quorum is present. There is no cumulative voting.

Liquidation Rights

In the event of liquidation, dissolution or winding up of Lakeland Bancorp, holders of our common stock are entitled to share equally and ratably in assets available for distribution after payment of debts and liabilities, subject to, and qualified by the rights of holders of any preferred stock that we may issue in the future, as described below.

Assessment and Redemption

All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is not redeemable at the option of the issuer or the holders thereof.

Other Matters

Certain provisions in our restated certificate of incorporation, as amended, and applicable New Jersey corporate and banking law, may have the effect of discouraging a change of control of Lakeland Bancorp, even if such a transaction is favored by some of our shareholders and could result in shareholders receiving a substantial premium over the current market price of our shares. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our corporation. These provisions may also tend to perpetuate present management and make it difficult for shareholders owning less than a majority of the shares to be able to elect even a single director.

American Stock Transfer and Trust Company, LLC is presently the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK

“Blank Check” Preferred Stock

We have 1,000,000 shares of authorized but unissued preferred stock. These shares are typically referred to as “blank check” preferred stock. This term refers to stock for which the rights and restrictions are determined by the board of directors of a corporation. In general, our restated certificate of incorporation, as amended, authorizes our board of directors to issue new shares of our common stock or preferred stock without further shareholder action, provided that there are sufficient authorized shares.

The issuance of additional common or preferred stock may be viewed as having adverse effects upon the holders of common stock. Holders of our common stock do not have preemptive rights with respect to any newly issued stock. Our board could adversely affect the voting power of holders of our common stock by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. In the event of a proposed merger, tender offer or other attempt to gain control of Lakeland Bancorp that the board of directors does not believe to be in the best interests of its shareholders, the board could issue preferred stock which could make any such takeover attempt more difficult to complete. Our board of directors does not intend to issue any preferred stock except on terms that the board deems to be in the best interests of our company and our shareholders.

Terms of the Preferred Stock That We May Offer and Sell to You

We summarize below some of the provisions that will apply to the preferred stock that we may offer to you unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the preferred stock will be contained in the prospectus supplement. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

Our board of directors has the authority, without further action by the shareholders, to issue preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock.

Prior to the issuance of a new series of preferred stock, we will further amend our restated certificate of incorporation, as amended, designating the stock of that series and the terms of that series. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

•	the designation, stated value and liquidation preference of such preferred stock and the amount of stock offered;

•	the offering price;

•	the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•	any redemption or sinking fund provisions;

•	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

•	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

•	the voting rights, if any, of shares of such series;

•	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

•	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

•	the conditions and restrictions, if any, on the creation of indebtedness by us or by any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable amendment to our restated certificate of incorporation, as amended, for complete information regarding a series of preferred stock.

The preferred stock will, when issued against payment of the consideration payable therefor, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to that of our general creditors.

DESCRIPTION OF WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with other securities or separately, warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, and any changes or adjustments thereto to such price or prices;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	if applicable, the maximum or minimum number of warrants which may be exercised at any time;

•	the identity of the warrant agent;

•	any mandatory or optional redemption provision;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase the amount of such principal amounts of debt securities or such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

Modification of the Warrant Agreement

The warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;

•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

We summarize below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the debt securities will be contained in the applicable notes. The notes will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of the notes. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between us and a trustee to be designated prior to the issuance of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“senior debt securities”), our senior subordinated debt (“senior subordinated debt securities”), our subordinated debt (“subordinated debt securities”) or our junior subordinated debt (“junior subordinated debt securities” and, together with the senior subordinated debt securities and the subordinated debt securities, the “subordinated securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

We have summarized herein certain terms and provisions of the form of indenture (the “indenture”). The summary is not complete and is qualified in its entirety by reference to the actual text of the indenture. The indenture is an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time which securities may be in any currency or currency unit designated by us. The terms of each series of debt securities will be established by or pursuant to (a) a supplemental indenture, (b) a resolution of our board of directors, or (c) an officers’ certificate pursuant to authority granted under a resolution of our board of directors. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title of the debt securities;

•	the limit, if any, upon the aggregate principal amount or issue price of the debt securities of a series;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including any debt of any of our subsidiaries;

•	the price or prices at which the debt securities will be issued;

•	the designation, aggregate principal amount and authorized denominations of the series of debt securities;

•	the issue date or dates of the series and the maturity date of the series;

•	whether the securities will be issued at par or at a premium over or a discount from their face amount;

•	the interest rate, if any, and the method for calculating the interest rate and basis upon which interest shall be calculated;

•	the right, if any, to extend interest payment periods and the duration of the extension;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the currency of denomination of the securities;

•	the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;

•	if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	the dates on which premium, if any, will be paid;

•	any addition to or change in the “Events of Default” described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the prospectus or in the indenture with respect to the debt securities;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period; and

•	other specific terms, including any additional events of default or covenants.

We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special United States federal income tax considerations that may be applicable to the particular debt securities.

We may structure one or more series of subordinated securities so that they qualify as capital under federal regulations applicable to bank holding companies. We may adopt this structure whether or not those regulations may be applicable to us at the time of issuance.

The debt securities will represent our general unsecured obligations. We are a holding company and the Company’s operating assets are owned by our subsidiaries. We rely primarily on dividends from such subsidiaries to meet our obligations. We are a legal entity separate and distinct from our banking and non-banking affiliates. The principal sources of our income are dividends and interest from the Bank. The Bank is subject to restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain other affiliates, and on investments in stock or other securities thereof. In addition, payment of dividends to us by the Bank is subject to ongoing review by banking regulators. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities, including deposits, of our subsidiaries, and holders of the debt securities should look only to our assets for payments on the debt securities. The indenture does not limit the incurrence or issuance of our secured or unsecured debt including senior indebtedness.

Senior Debt

Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.

Subordinated Debt

The indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Merger, Consolidation or Sale of Assets

The indenture prohibits us from merging into or consolidating with any other person or selling, leasing or conveying substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, unless:

•	either we are the continuing corporation or the successor corporation or the person which acquires by sale, lease or conveyance substantially all our or our subsidiaries’ assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities and the due performance of every covenant of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

•	immediately after giving effect to such transactions, no Event of Default described under the caption “Events of Default and Remedies” below or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to merger, consolidation and sale of assets.

Upon any consolidation or merger with or into any other person or any sale, conveyance, lease, or other transfer of all or substantially all of our or our subsidiaries’ assets to any person, the successor person shall succeed, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.

Events of Default and Remedies

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, we mean:

(1) default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the debt securities when due;

(3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4) default in the performance, or breach, of any covenant or warranty in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice of such default from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and

(6) any other Event of Default provided with respect to debt securities of that series that is set forth in the applicable prospectus supplement accompanying this prospectus.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness that we may have outstanding from time to time. Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 51% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

No holder of any debt security may seek to institute a proceeding with respect to the indenture unless such holder has previously given written notice to the trustee of a continuing Event of Default, the holders of not less than 51% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the Event of Default, the holder or holders have offered reasonable indemnity to the trustee and the trustee has failed to institute such proceeding within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after receiving notice of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. In the case of a default specified in clause (4) above describing Events of Default, no notice of default to the holders of the debt securities of that series will be given until 60 days after the occurrence of the event of default.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a successor to the trustee;

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described under “— Merger, Consolidation or Sale of Assets”;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	add guarantors or co-obligors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	add additional Events of Default with respect to the debt securities of any series;

•	add additional provisions as may be expressly permitted by the Trust Indenture Act;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the maturity date or the stated payment date of any payment of premium or interest payable on the debt securities;

•	reduce the principal amount, or extend the fixed maturity, of the debt securities;

•	change the method of computing the amount of principal or any interest of any debt security;

•	change or waive the redemption or repayment provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid or the place of payment;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking or priority of the debt securities of any series; or

•	release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default and Remedies” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount; or

•	U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•	no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•	the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	if prior to the stated maturity date, notice shall have been given in accordance with the provisions of the indenture;

•	the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.

Forms of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Unless we state otherwise in a prospectus supplement, the Depository Trust Company (“DTC”) will act as depositary for each series of debt securities issued as global securities. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

Governing Law

The indenture and each series of debt securities are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holder of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:

•	all outstanding depositary shares have been redeemed, or

•	there has been a final distribution in respect of the preferred stock in connection with the liquidation, dissolution or winding up of our company, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial or fractional shares of preferred stock will not be issued. If the depositary receipts delivered by the holders evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we, and certain holders of our securities, may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the NASDAQ or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which such offered securities may be listed.

Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices, which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	whether that offering is being made by us, or certain holders of our securities;

•	whether that offering is being made to underwriters or through agents or directly;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or initial public offering price; and

•	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent’s or dealer’s website and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 7 2016, January 29, 2016, February 18, 2016, April 26, 2016, May 19, 2016, June 3, 2016, June 22, 2016, July 5, 2016, July 22, 2016, September 30, 2016 and October 26, 2016 (except for the disclosures made under Item 2.02 or Item 7.01 of any such Current Report on Form 8-K, including the related exhibits, which are deemed furnished, and not filed, in accordance with the SEC’s regulations); and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 18, 2000 (including any amendment or report filed with the SEC for the purpose of updating such description).

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

We will provide to you, and any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but has not been delivered with this prospectus. You may request a copy of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Lakeland Bancorp, Inc.

Attention: Timothy J. Matteson, Esq.

Executive Vice President, General Counsel and Corporate Secretary

250 Oak Ridge Road

Oak Ridge, New Jersey 07438

(973) 697-2000

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, Roseland, New Jersey. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Lakeland Bancorp, Inc. and subsidiaries (the “Company”) as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2015, expresses an opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2015 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to internal controls over the completeness and accuracy of the information used to determine the qualitative component of the allowance for loan and lease losses estimate has been identified during the fourth quarter and included in management’s assessment.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Lakeland Bancorp, Inc., that file electronically with the SEC. You may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is http://www.lakelandbank.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition and results of operations described in those documents may have changed since those dates.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the Registrant in connection with the registration of the securities being registered under this Registration Statement. All amounts shown are estimates except the Securities and Exchange Commission registration statement filing fee:

Registration Statement filing fee	$8,693
Printing fees	5,000	*
Legal fees and expenses	20,000	*
Accounting fees	30,000	*
Miscellaneous	1,307	*

Total	$65,000	*

*	Estimated

Item 15.	Indemnification of Directors and Officers.

The Registrant’s Bylaws contain the following provisions regarding indemnification:

“Any person and his or her heirs, executors, or administrators, may be indemnified or reimbursed by the Corporation for reasonable expenses actually incurred in connection with any threatened, pending or completed action, suit or proceeding, civil, administrative, investigative or criminal, in which any of them shall have been made a party by reason of a person being or having been a director, officer, or employee of the Corporation or of any firm, corporation, or organization which that person served in any such capacity at the request of the Corporation; provided, that person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation and with respect to criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful and, provided further, that no such person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Corporation, or the Board of Directors, acting by vote of Directors not parties to the same or substantially the same action, suit, or proceeding constituting a majority of the whole number of Directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such a person and his or her heirs, executors, or administrators may be entitled as a matter of law.

The Corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its Directors, officers, and other employees to the extent that such indemnifications are allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all Directors, officers, or employees.”

Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act empowers a corporation to indemnify a corporate agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) against reasonable costs (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. For purposes of the Act, a “corporate agent” means any person who is or was a director, officer, employee or agent of the corporation or a person serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation or enterprise, or the legal representative of any director, officer, employee or agent.

Subsection (3) of Section 3-5 empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys’ fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such corporate agent is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Subsection (4) of Section 3-5 provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) incurred by him in connection therewith.

Subsection (5) of Section 3-5 provides that a corporation may indemnify a corporate agent in a specific case if it is determined that indemnification is proper because the corporate agent met the applicable standard of conduct in subsections (2) and (3), and such determination is made by any of the following: (a) the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (b) independent legal counsel, if there is no quorum of disinterested directors or if the disinterested directors empowers counsel to make the determination; or (c) the shareholders.

Subsection (8) of Section 3-5 provides that the indemnification provisions in the law shall not exclude any other rights to indemnification that a corporate agent may be entitled to under a provision of the certificate of incorporation, a by-law, an agreement, a vote of shareholders, or otherwise. That subsection explicitly permits indemnification for liabilities and expenses incurred in proceedings brought by or in the right of the corporation (derivative proceedings). The only limit on indemnification of a corporate agent imposed by that subsection is that a corporation may not indemnify a corporate agent if a judgment has established that the corporate agent’s acts or omissions were a breach of his or her duty of loyalty, not in good faith, involved a knowing violation of the law, or resulted in receipt by the corporate agent of an improper personal benefit.

Subsection (9) of Section 3-5 provides that a corporation is empowered to purchase and maintain insurance on behalf of a corporate agent against any expenses or liabilities incurred in any proceeding by reason of that person being or having been a director or officer, whether or not the corporation would have the power to indemnify that person against expenses and liabilities under other provisions of the law.

The Registrant’s Restated Certificate of Incorporation, as amended, contains the following provision:

“A director or an officer of the corporation shall not be personally liable to the corporation or its shareholders for the breach of any duty owed to the corporation or its shareholders except to the extent that an exemption from personal liability is not permitted by the New Jersey Business Corporation Act. Any expenses incurred by a director or officer of the corporation in connection with a proceeding involving the director or officer may be paid by the corporation in advance of final disposition of the proceeding, provided the director or officer undertakes to repay such amount unless it shall ultimately be determined that he or she is entitled to indemnification.”

Lakeland currently maintains directors’ and officers’ liability coverage which will insure Lakeland’s directors and officers and the directors and officers of its subsidiaries in certain circumstances.

Item 16.	List of Exhibits.

Exhibit Number	Description

1.1	Form of Underwriting Agreement for common stock*

1.2	Form of Underwriting Agreement for preferred stock*

1.3	Form of Underwriting Agreement for debt securities*

4.1	Registrant’s Restated Certificate of Incorporation, dated May 19, 2005, including the Certificate of Amendment, dated February 4, 2009, to Registrant’s Restated Certificate of Incorporation, is incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on February 9, 2009

4.2	Certificate of Amendment, dated January 29, 2009, to Registrant’s Restated Certificate of Incorporation is incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on February 3, 2009

4.3	Certificate of Amendment, dated May 13, 2013, to the Registrant’s Restated Certificate of Incorporation is incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on May 14, 2013

4.4	Registrant’s Amended and Restated Bylaws are incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012

4.5	Form of certificate of amendment of the Registrant’s Restated Certificate of Incorporation, as amended, with respect to any preferred stock issued hereunder*

4.6	Specimen of Common Stock Certificate is incorporated by reference to Exhibit 4.5 of the Registrant’s Registration Statement on Form S-3 (No. 333-162932) filed on November 5, 2009.

4.7	Form of Warrant Agreement*

4.8	Form of Warrant Certificate (included in Exhibit 4.7)*

4.9	Specimen of Preferred Stock Certificate*

4.10	Specimen of Debt Security*

4.11	Form of Trust Indenture**

4.12	Form of Depositary Agreement*

4.13	Form of Depositary Receipt (included in Exhibit 4.12)*

4.14	Form of Unit Agreement*

5.1	Opinion of Lowenstein Sandler LLP**

12.1	Statement of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends**

23.1	Consent of KPMG LLP**

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)

24.1	Power of Attorney**

*	To be filed subsequently by an amendment to the Registration Statement or by a Current Report on Form 8-K of the Registrant that is incorporated by reference in the Registration Statement or any such amendment.
**	Filed herewith.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Oak Ridge, State of New Jersey, on the 4th day of November, 2016.

LAKELAND BANCORP, INC.

By:	/s/ Thomas J. Shara
Thomas J. Shara
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 4th day of November, 2016, by the following persons in the capacities indicated below.

Signatures	Title

/s/ Bruce D. Bohuny* Bruce D. Bohuny	Director

/s/ Mary Ann Deacon* Mary Ann Deacon	Director

/s/ Edward B. Deutsch* Edward B. Deutsch	Director

/s/ Brian Flynn* Brian Flynn	Director

/s/ Mark J. Fredericks* Mark J. Fredericks	Director

/s/ Janeth C. Hendershot* Janeth C. Hendershot	Director

/s/ Lawrence R. Inserra, Jr.* Lawrence R. Inserra, Jr.	Director

/s/ Thomas J. Marino* Thomas J. Marino	Director

/s/ Robert E. McCracken* Robert E. McCracken	Director

/s/ Robert B. Nicholson, III* Robert B. Nicholson, III	Director

/s/ Joseph P. O’Dowd* Joseph P. O’Dowd	Director

/s/ Thomas J. Shara Thomas J. Shara	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Stephen R. Tilton, Sr.* Stephen R. Tilton, Sr.	Director

/s/ Joseph F. Hurley Joseph F. Hurley	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Thomas F. Splaine Thomas F. Splaine	First Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

*By:	/s/ Thomas J. Shara Thomas J. Shara Attorney-in-Fact

Exhibit Index

Exhibit Number	Description

1.1	Form of Underwriting Agreement for common stock*

1.2	Form of Underwriting Agreement for preferred stock*

1.3	Form of Underwriting Agreement for debt securities*

4.1	Registrant’s Restated Certificate of Incorporation, dated May 19, 2005, including the Certificate of Amendment, dated February 4, 2009, to Registrant’s Restated Certificate of Incorporation, is incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on February 9, 2009

4.2	Certificate of Amendment, dated January 29, 2009, to Registrant’s Restated Certificate of Incorporation is incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on February 3, 2009

4.3	Certificate of Amendment, dated May 13, 2013, to the Registrant’s Restated Certificate of Incorporation is incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on May 14, 2013

4.4	Registrant’s Amended and Restated Bylaws are incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012

4.5	Form of certificate of amendment of the Registrant’s Restated Certificate of Incorporation, as amended, with respect to any preferred stock issued hereunder*

4.6	Specimen of Common Stock Certificate is incorporated by reference to Exhibit 4.5 of the Registrant’s Registration Statement on Form S-3 (No. 333-162932) filed on November 5, 2009.

4.7	Form of Warrant Agreement*

4.8	Form of Warrant Certificate (included in Exhibit 4.7)*

4.9	Specimen of Preferred Stock Certificate*

4.10	Specimen of Debt Security*

4.11	Form of Trust Indenture**

4.12	Form of Depositary Agreement*

4.13	Form of Depositary Receipt (included in Exhibit 4.12)*

4.14	Form of Unit Agreement*

5.1	Opinion of Lowenstein Sandler LLP**

12.1	Statement of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends**

23.1	Consent of KPMG LLP**

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)

24.1	Power of Attorney**

*	To be filed subsequently by an amendment to the Registration Statement or by a Current Report on Form 8-K of the Registrant that is incorporated by reference in the Registration Statement or any such amendment.
**	Filed herewith.